As filed with the Securities and Exchange Commission on February 26, 2015

Registration Statement No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	46-1259100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip code)

First Federal Savings and Loan Association of Port Angeles 401(k) Plan
(Full title of the plan)

Regina M. Wood Executive Vice President/CFO/Treasurer First Northwest Bancorp 105 West 8th Street Port Angeles, Washington 98362 (360) 457-0461	John F. Breyer, Jr. Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value per share	32,000(1)	$12.52(2)	$400,640	$47.00
Participation interests	--(3)	--	--	--
(1)Represents an estimate of the presently undeterminable number of shares of the Registrant’s common stock as may be purchased with employee contributions under the First Federal Savings and Loan Association of Port Angeles 401(k) Plan (“Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant.
(2)Estimated in accordance with Rule 457(h) of the Securities Act of 1933, calculated on the basis of $12.52 per share, the average of the high and low sale prices per share of the registrant’s common stock on the Nasdaq Global Market on February 23, 2015.
(3)Pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. No separate fee is required for the participation interests.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the First Federal Savings and Loan Association of Port Angeles 401(k) Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933.  This document is not being filed with the Commission, but constitutes (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents previously or concurrently filed by First Northwest Bancorp (the “Registrant”) with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the “Prospectus”):

(a)	the Registrant’s Prospectus and Prospectus Supplement (File No. 333-185101) filed with the Commission on November 25, 2014;

(b)
all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the Registrant’s Prospectus and Prospectus Supplement referred to in Item 3(a) above; and

(c)
the description of the Registrant’s common stock set forth in its Registration Statement on Form 8-A registering the Registrant’s common stock pursuant to Section 12(b) of the Securities Exchange Act, filed November 12, 2014, and all amendments thereto or reports filed for the purpose of updating such description.

All documents filed by the Registrant and the First Federal Savings and Loan Association of Port Angeles 401(k) Plan (“Plan”) with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (excluding any portions of such documents that have been “furnished” and not “filed” for purposes of the Exchange Act) after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein by reference.

Item 4.    Description of Securities

Not Applicable

Item 5.    Interests of Named Experts and Counsel

Not Applicable

Item 6.    Indemnification of Directors and Officers

Article XIV of the Registrant’s Articles of Incorporation requires indemnification of any person who is or was a director or officer of the Registrant and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement and incurred by that person in connection with such action, suit or proceeding.  However, this indemnity does not apply to: (a) acts or omissions of the director or officer in connection with a proceeding by or in the right of the Registrant in which the director or officer is finally adjudged liable to the Registrant; (b) conduct of the director or officer finally adjudged to violate Section 23B.08.310 (relating to unlawful distributions by the Registrant) of the Washington Business Corporation Act (“WBCA”) or (c) any transaction with respect to which it was finally adjudged that the director or officer received a benefit in money, property or services to which that person was not legally entitled.  Article XIV also permits the Registrant, by action of the Board of Directors, to provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Registrant with the same scope and effect as the provisions with respect to the indemnification of directors and officers of the Registrant.

Article XIV provides that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against the person and incurred by the person in such capacity or arising out of the person’s status as such, whether or not the Registrant would have had the power to indemnify the person against such liability under the provisions of the Articles of Incorporation and the WBCA.

The WBCA provides for indemnification of directors, officers, employees and agents in certain circumstances.  WBCA Section 23B.08.510 provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if  (a) the director acted in good faith, (b) the director reasonably believed that the director’s conduct was in the best interests of the corporation, or in certain instances, at least not opposed to its best interests and (c) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful.  However, a corporation may not indemnify a director under this section (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.  WBCA Section 23B.08.520 provides that unless limited by the articles of incorporation, a corporation must indemnify a director who was wholly successful in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.  WBCA Section 23B.08.540 provides a mechanism for court-ordered indemnification.

WBCA Section 23B.08.570 provides that unless a corporation’s articles of incorporation provide otherwise, (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under WBCA Section 23B.08.520, and is entitled to apply for court-ordered indemnification under WBCA Section 23B.08.540, (2) the corporation may indemnify and advance expenses under WBCA Section 23B.08.510 through 23B.08.560 to an officer, employee or agent of the corporation who is not a director to the same extent as to a director and (3) a corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.  WBCA Section 23B.08.580 provides that a corporation may purchase insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the individual in that capacity, whether or not the corporation would have power to indemnify the individual against the same liability under WBCA Section 23B.08.510 or 23B.08.520.

Item 7.    Exemption From Registration Claimed

Not Applicable

Item 8.     Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description of Document

4.1(a)	Articles of Incorporation of the Registrant(1)

4.1(b)	Articles of Amendment to Articles of Incorporation of the Registrant(2)

4.2	Bylaws of the Registrant(1)

4.3	Form of Certificate of Common Stock of the Registrant(1)

5	Opinion of Breyer & Associates PC

10	First Federal Savings and Loan Association of Port Angeles 401(k) Plan(1)

23.1	Consent of Moss Adams LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)
_____________
(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-185101), filed with the Commission on November 21, 2012.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-185101), filed with the Commission on September 4, 2014.

The Registrant has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely  manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2.      That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Angeles, State of Washington, on February 26, 2015.

FIRST NORTHWEST BANCORP

By:/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby makes, constitutes and appoints Laurence J. Hueth or Regina M. Wood as his or her true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

/s/Laurence J. Hueth	/s/Regina M. Wood
Laurence J. Hueth	Regina M. Wood
President, Chief Executive Officer and Director (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: February 26, 2015.	Dated: February 26, 2015.
/s/Stephen E. Oliver	/s/David A. Blake
Stephen E. Oliver	David A. Blake
Chairman of the Board	Vice Chairman of the Board
Dated: February 26, 2015.	Dated: February 26, 2015.
/s/Richard G. Kott	/s/Lloyd J. Eisenman
Richard G. Kott	Lloyd J. Eisenman
Director	Director
Dated: February 26, 2015.	Dated: February 26, 2015.
/s/David T. Flodstrom	/s/Jennifer Zaccardo
David T. Flodstrom	Jennifer Zaccardo
Director	Director
Dated: February 26, 2015.	Dated: February 26, 2015.
/s/Cindy H. Finnie	/s/Norman J. Tonina, Jr.
Cindy H. Finnie	Norman J. Tonina, Jr.
Director	Director
Dated: February 26, 2015.	Dated: February 26, 2015.
/s/Craig Curtis
Craig Curtis
Director
Dated: February 26, 2015.

    The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Angeles, State of Washington, on February 26, 2015.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF PORT ANGELES 401(K) PLAN

By:/s/William J. Pieper
William J. Pieper
Senior Vice President
Pentegra Trust Company, Trustee

FIRST NORTHWEST BANCORP

EXHIBIT INDEX

Exhibit Number	Description of Document

5	Opinion of Breyer & Associates PC

23.1	Consent of Moss Adams LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)